                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

              THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated effective the 17 day of January, 1997 (the "Effective Date"), is entered into by and among LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation ("Buyer"), LOONEY & COMPANY, a Texas corporation (the "Company"), and RICHARD O. LOONEY, an individual residing in the State of Texas (the "Employee"). The Company and Buyer may sometimes hereinafter be referred to collectively as "Employers" or singularly as "Employer." The Employers and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

              WHEREAS, Employee has been the President and Chief Executive Officer and sole shareholder of the Company and his knowledge of the affairs of the Company, particularly the court reporting business in Texas and nationwide, are of great value to the Employers;

              WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement executed effective as of the Effective Date by and between Buyer and the Employee (the "Purchase Agreement"), Buyer has purchased from the Employee, and the Employee has sold to the Buyer all of the shares of issued and outstanding capital stock of the Company;

              WHEREAS, part of the consideration given to the Employee under the Purchase Agreement included an agreement by the Employers to enter into this Agreement; and

              WHEREAS, the Employee would not have entered into the Purchase Agreement without the Employers' execution of this Agreement;

              NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings hereinafter contained, the Parties hereby undertake and agree as follows:

              1.   Employment Term.  The Employers hereby employ the Employee
                   ---------------
commencing on the date hereof (the "Effective Date") for a term of three (3) years (the "Employment Term"), unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one (1) year terms upon mutual agreement of the Parties prior to the expiration of the initial term or any such renewal term. Unless otherwise provided herein, sections 12 - 26 of this Agreement shall survive the expiration or termination of this Agreement, for any reason whatsoever. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

              2.   Duties.  The Employee shall serve as the Chief Executive
                   ------
Officer ("CEO") and President of each of the Employers, and shall report to, and be subject to the general direction and control of, the Board of Directors of the Company and the Board of Directors of the Buyer (collectively, the "Boards"). The Employee shall perform such management and administrative duties, consistent with the Employee's positions, as are from time to time assigned to the Employee by the Boards including developing national, regional and local customers for the Employers and its Affiliates, and agreeing to serve as the Chief Executive Officer and President of each of the Employers and such other Affiliates of the Employers as the Boards may from time to time designate. The Employee also agrees to perform, without additional compensation, such other services for the Employers, and for any parent, subsidiary or affiliate corporations of the Employers and any partnerships in which the Employers may from time to time have an interest (herein collectively called "Affiliates"), as the Boards shall from time to time specify, if such services are of the nature commonly associated with the position of a CEO and a President of a company engaged in activities similar to the activities engaged in by the Employers; provided, however, that Employee shall under no circumstances be required by the Company to relocate his primary residence, and further provided, that Employee shall not be required to engage in any business that is not reasonably related to the Business of the Employers, as hereinafter defined. Notwithstanding the foregoing, the duties of Employee shall not include the duty to act in the capacity of a court reporter.

              3.   Extent of Service.  The Employee shall devote his full
                   -----------------
business time, attention and energy to the business of the Employers, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if (i) such investments will not require services on the part of the Employee which would in any material way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Sections 12 and 13 of this Agreement with respect to each such passive investment.

              4.   Compensation.  As payment for the services to be rendered by
                   ------------
the Employee hereunder during the initial term, the Employee shall be entitled to receive:

              (a) a salary in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) per year effective as of the date hereof which shall be payable during the term of this Agreement in accordance with the payroll policies of the Employers in effect from time to time (but in no event less frequently than monthly); and

              (b)  a bonus as specified in Schedule A.

              5.   Expenses.  During the term of this Agreement, the Employers
                   --------
shall promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Employers as hereinafter defined, and approved by the Boards or incurred in accordance with the travel and reimbursement policies of the Employers as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses. The Employers shall also pay the Employee an automobile allowance in the amount of $750.00 per month.

              6.   Employee Benefits.  During the term of this Agreement, the
                   -----------------
Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Employers, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Boards. Until the Buyer is able to procure its own insurance coverage, the Employers agree to continue the prior insurance previously provided to the Employee by the Company. The Employers will use commercially reasonably efforts to assist Employee in procuring insurance coverage for any preexisting conditions.

              7.   Vacation.  During the term of this Agreement, the Employee
                   --------
shall be entitled to annual vacation time determined in accordance with the vacation policies of the Employers in effect from time to time but not less than four (4) weeks per year, during which time his compensation shall be paid in full. Unused vacation time shall not accrue from year to year.

              8.   Covenants of Employee.  For and in consideration of the
                   ---------------------
employment herein contemplated and the consideration paid or promised to be paid by the Employers, the Employee does hereby covenant, agree and promise that during the term hereof and thereafter to the extent specifically provided in this Agreement:

                   (a) Except as otherwise specifically permitted by this
              Agreement, during the term of this Agreement, Employee will not actively engage, directly or indirectly, in any other business other than that of Employers, except at the direction or approval of the Employers.

                   (b) The Employee will use his best reasonable efforts to
              truthfully and accurately make, maintain and preserve all records and reports that the Employers may from time to time request or require.

                   (c) The Employee will fully account for all money, records, goods, wares and merchandise or other property belonging to the Employers of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Employers.

                   (d) The Employee will obey all rules, regulations and special instructions of the Employers applicable to him, and will be loyal and faithful to the Employers at all times.

                   (e) The Employee will make available to the Employers any and all of the information of which he has knowledge relating to the business of the Employers, and will make all suggestions and recommendations which he feels will be of mutual benefit to the Parties.

                   (f) The Employee agrees that upon termination of his
              employment hereunder he will immediately surrender and turn over to the Employers all books, records, forms, specifications, formulae, data, processes, papers and writings related to the business of the Employers and all other property belonging to the Employers, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Employers.

                   (g) The Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials, designs, improvements, inventions and other things of value relating to the Business of the Employers (hereinafter collectively referred to as "intangible rights"), whether patentable or not, which are conceived, made, invented or suggested by him alone or in collaboration with others during the term of his employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Employers and shall be the sole and exclusive property of the Employers. The Employee hereby assigns all of his right, title and interest in and to all such intangible rights to the Employers, and its successors or assigns. In the event that any of said intangible rights shall be deemed by the Employers to be patentable or otherwise registerable under any federal, state or foreign law, the Employee further agrees that, at the expense of the Employers, he will execute all documents and do all things reasonably necessary, advisable or proper to obtain patents therefor or registration thereof, and to vest in the Employers full title thereto.

              9.   Mutual Covenants of the Employers and the Employee.  For and
                   --------------------------------------------------
in consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Employers and the Employee do hereby mutually agree that during the term hereof:

                   (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Employers.

                   (b) In carrying out his duties as CEO and President of each of the Employers, the Employee shall primarily be responsible for making day to day decisions in the ordinary course of business of the Employers, subject to possible review by the Boards. The Employers' plans, properties, contracts, methods, and policies, shall be vested in the Boards and the Employers may, in their sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of their assets or businesses in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Employers.

                   (c) The Employee acknowledges that because of the nature of the position for which he has been employed, the Employee may be called upon to perform such duties and render such services as are required of him hereunder, irregularly, and agrees to perform to the best of his abilities such duties as the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with his prior customary practice on behalf of the Employers.

              10.  Termination of Employment for Cause.  The Employers may
                   -----------------------------------
terminate the employment of the Employee if the Employers suffer or may reasonably be expected to suffer any material adverse effect as a result of the Employee (any such termination being a termination for "Cause"):

                   (a) Breaching any material provision of this Agreement and failing to cure such breach within ten (10) days after written note thereof;

                   (b) Misappropriating funds or property of either of the
              Employers;

                   (c) Securing any personal profit not thoroughly disclosed to and approved by the Employers in connection with any transaction entered into on behalf of the Employers;

                   (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which would reasonably be expected to result in a material adverse effect to the interest of the Employers if he was retained as an employee, such as his commission of a felony or a crime of moral turpitude;

                   (e) Becoming and remaining "Disabled", as hereinafter defined
              (either physically, mentally or otherwise) for a period of one hundred thirty-five (135) days during any consecutive twelve month time period;

                   (f) Failing to carry out and perform the duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within ten (10) days after written notice thereof; or

                   (g) Failing to comply with corporate policies of either of the Employers that are promulgated from time to time and made known to Employee and failing to cure such breach within ten (10) days after written notice thereof.

              In the event of the death of the Employee, such occurrence shall immediately constitute a termination for Cause. Except as provided in item (e) above, no termination for Cause shall be effective if the Employee is Disabled.

              In the event the Employee is terminated for Cause because he is Disabled, the Employee may be permitted to participate in any disability insurance policy the Employers then have in effect.

              In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination. Any salary or remuneration owed as of the date of termination shall be paid less the amount of damages, if any, caused to the Employers by such breach, but no such damages offset shall extend beyond any compensation due and owing under this Agreement.

              Notwithstanding the cure provisions provided in Sections 10(a), 10
(f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Employers shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

              "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his legal designee shall be entitled to appoint one physician, the Employers shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Employers may mutually agree that he is "Disabled" within the meaning of this Agreement.

              11.  Termination By the Employers Without Cause or By the Employee
                   -------------------------------------------------------------
With Good Reason.  The Employers may terminate the employment of Employee for
----------------
any reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause". In addition, the Employee shall have the right to terminate this Agreement for any breach of this Agreement by the Employers which shall include but not be limited to materially changing the duties assigned to Employee beyond those contemplated in paragraph 2 of this Agreement or causing Employee to relocate his primary residence in violation of paragraph 2 of this Agreement; provided that the Employers shall be furnished ten (10) days notice of such breach and an opportunity to cure (any such termination constituting a "Termination By Employee With Good Reason"). Notwithstanding the cure provisions provided in the preceding sentence, the Employers shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured but the Employee shall still furnish notice to the Employers. In the event of a Termination Without Cause or a Termination with Good Reason by the Employee the Employers shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if he was still employed for a period of the lesser of: (i) one (1) year , or (ii) the remaining term of this Agreement which, in the event of a Termination Without Cause or a Termination By Employee With Good Reason , shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Employers and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Employers.

              12.  Covenant Not to Compete.  The Employee recognizes that the
                   -----------------------
Employers have business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Employers will provide, the Employers' agreement to employ the Employee on the terms and conditions set forth herein, the Employers' agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Employers of Employee's skill, ability and value in the Employers' business, subject to the provisions of the next full paragraph of this Section 12, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Employers other than a Termination By Employee With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then for a period of the latest date of: (i) five (5) years after the date of this Agreement, or (ii) three (3) years after the date employment is so terminated:

                   (a) Employee will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity within a fifty (50) mile radius of any office location then operated by the Employers at the time of such termination, which consists in whole or in part of the Business of the Employers (as defined hereinafter). For purposes of this Agreement, the "Business of the Employers" shall be defined as the current business of the Employers and their Affiliates, including, but not limited to, the providing of court reporting and litigation support services; and

                   (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Employers or their Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Employers or their Affiliates; and

                   (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Employers or their Affiliates, or the patronage of any customer or supplier of the Employers or their Affiliates, or otherwise interfere with or disturb the relationship existing between the Employers or their Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

              In addition, the foregoing restrictive covenants shall also apply to the Employee in the event of his Termination Without Cause or in the event of Termination By Employee With Good Reason by the Employee, but only for so long as the Employers are making payments to the Employee as required by Section 11 herein.

              In the event the Employers cease operation of the Business of the Employers other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Employers, or upon the appointment of a liquidator for the Employers, the provisions of this
Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

              It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of Employers, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

              The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Employers shall be entitled, at their election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of said covenants in addition to any other remedies at law or equity that may be available to the Employers.

              Notwithstanding any provision in this Agreement, the obligations of the Employee pursuant to this Section 12 shall terminate immediately upon the occurrence of (i) an event of default in making payments, if any, under the terms of the Buyer Preferred Shares, as such term is defined in the Purchase Agreement, which does not constitute exercise of the offset rights by the Buyer as permitted by the Purchase Agreement and which is not cured within any applicable time periods , or (ii) a default of any of the obligations of the Employers under this Agreement, but only after fifteen (15) days after the delivery by Employee to the Employers of a notice detailing such default, during which the Employers shall have an opportunity to cure.

              13.  Business Opportunities.  Except for investments by the
                   -----------------------
Employee in publicly traded corporations, or investments in private ventures which do not compete with the Employers and which come to the attention of the Employee outside of the scope of his employment, for as long as the Employee shall be employed by the Employers and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Employers, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is in any way related to, or connected with, the Business of the Employers, the Employers shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Boards in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Employers do not elect to exercise its right to take advantage of such opportunity.

              14.  Confidential Information.  The Employee acknowledges that
                   ------------------------
in the course of his employment with the Employers, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Employers (hereinafter collectively referred to as "Information") which the Employers desire to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Employers except for (i) information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Employers. Upon termination of his employment hereunder, the Employee shall surrender to the Employers all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Employers.

              15.  Notices.  All notices, consents, demands or other
                   -------
communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed:

              If to the Company:     Looney & Company
                                     1001 Fannin, Suite 650
                                     Houston, Texas 77002
                                     Telefax:(713) 653-7172
                                     Attn: Chairman of the Board

              Copy to:               Litigation Resources of America, Inc.
                                     3850 Nationsbank Center
                                     700 Louisiana Street
                                     Houston, Texas 77002-2731
                                     Attn: G. Kent Kahle
                                     Telefax: (713) 238-4999

              If to the Buyer:       Litigation Resources of America, Inc.
                                     3850 Nationsbank Center
                                     700 Louisiana Street
                                     Houston, Texas 77002-2731
                                     Attn: G. Kent Kahle
                                     Telefax: (713) 238-4999

              Copy to:               Looney & Company
                                     1001 Fannin, Suite 650
                                     Houston, Texas 77002
                                     Telefax:(713) 653-7172
                                     Attn: Chairman of the Board

              If to the Employee:    Richard O. Looney
                                     11717 Forest Glen
                                     Houston, Texas 77024
                                     Telefax:(713) 784-1708

Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

              16.  Specific Performance.  The Employee acknowledges that a
                   --------------------
remedy at law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Employers shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in excess of $50,000 in connection with the obtaining of any such injunctive or any other equitable relief.

              17.  Severability.  Whenever possible, each provision of this
                   ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remainder of such provision or the remaining provisions of this Agreement.

              18.  Assignment.  This Agreement may not be assigned by the
                   ----------
Employee. Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable; provided, however in the event of the death of Employee, any payments that Employee is entitled to receive may be assigned to the beneficiaries of the Employee's estate.

              19.  Binding Effect.  Subject to the provisions of Section 18 of
                   --------------
this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Employers.

              20. Governing Law.  This Agreement shall be construed and
                  -------------
enforced in accordance with and governed by the laws of the State of Texas.

              21. Prior Employment Agreements.  Employee represents and
                  ---------------------------
warrants to the Employers that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement.

              22. Parole Evidence.  This Agreement constitutes the sole and
                  ---------------
complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Employers may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Employers. Written notification of any modification of compensation paid or payable to the Employee for his services shall be conclusively deemed to be a ratification and confirmation of this Agreement amended by such change in compensation unless the Employee shall object in writing with ten (10) days after such written notification from the Employers.

              23.  Waiver.  Any waiver to be enforceable must be in writing and
                   ------
executed by the Party against whom the waiver is sought to be enforced.

              24.  Arbitration.  If a dispute arises out of or relates to this
                   -----------
Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 24. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 24, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Harris County, Texas. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 25 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees, the arbitrators' fees and other costs in connection with the arbitration from the non-prevailing Party.

              25.  Attorney's Fees.  If any litigation is instituted to enforce
                   ---------------
or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

              26.  Drafting.  All Parties hereto acknowledge that each was
                   --------
actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

              27.  Multiple Counterparts. This Agreement may be executed in
                   ---------------------
multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

              IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                                       THE COMPANY:
                                       LOONEY & COMPANY,
                                       a Texas corporation

                                       By:  [ILLEGIBLE SIGNATURE APPEARS HERE]
                                            ----------------------------------
                                            President
                                            ----------------------------------

                                            ----------------------------------

                                       THE BUYER:
                                       LITIGATION RESOURCES OF AMERICA, INC.,
                                       a Texas corporation

                                       By:   /s/ G. Kent Kahle
                                            ----------------------------------
                                            G. Kent Kahle
                                            President

                                       THE EMPLOYEE:

                                         /s/ Richard O. Looney
                                         -------------------------------------
                                         Richard O. Looney

                                   SCHEDULE A
                                   ----------

                          CALCULATION OF ANNUAL BONUS

          During each fiscal year, the accountants regularly employed by the Buyer shall determine the amount of net pre-tax profits (excluding the amortization of any debt discount), if any, of the Buyer during each consecutive twelve (12) month time period of October 1 through September 30 ("Annual Pre-Tax Profits"), with the first year commencing on the Effective Date through September 30, 1997 and the last year commencing on October 1, 1999 and ending on January 17, 2000. All partial years shall be determined on a pro rata basis. The Board of Directors shall in good faith determine an annual budget for the pre-tax income of the Buyer (excluding the amortization of any debt discount) (the "Budgeted Pre-Tax Profits"). At the end of six (6) months into a fiscal year (except for the years of 1997 and 2000), the Pre-Tax Profits for such six
(6) month period (the "Semi-Annual Pre-Tax Profits") shall be determined and if the Semi-Annual Pre-Tax Profits earned through such date are seventy-five percent (75%) or more one-half (1/2) of the Budgeted Pre-Tax Profits, then a bonus pool of nine and one/tenth (9.1%) of the amount of such Semi-Annual Pre-Tax Profits earned through such date, if any, shall be set aside (the "Semi-Annual Bonus Pool"). Employee shall be paid an amount equal to or greater than seventy-five percent (75%) of Semi-Annual Bonus Pool. In the event the Annual Pre-Tax Profits for a particular fiscal year are seventy-five percent (75%) or more of the Budgeted Pre-Tax Profits for that complete year, then a bonus pool of nine and one/tenth (9.1%) of the amount of such Annual Pre-Tax Profits, if any, shall be set aside (the "Annual Bonus Pool"). Employee shall then be paid an amount equal to or greater than seventy-five percent (75%) of such Annual Bonus Pool less the amount, if any, paid Employee out of the Semi-Annual Bonus Pool. For the first time period of the Effective Date through September 30, 1997, there shall be one calculation and one payment, as well as the last time period of October 1, 1999 through January 17, 2000, with all determinations being made on a pro rata basis. All bonus payments shall be made within thirty
(30) days after the end of each semi-annual time period or other applicable time period for which they are calculated. Notwithstanding anything to the contrary contained herein, if the Buyer has more than two salaried executive officers that are participants in the Semi-Annual Bonus Pool or the Annual Bonus Pool, then he shall be paid a bonus of at least fifty percent (50%) instead of at least seventy-five percent (75%) of the Semi-Annual Bonus Pool or the Annual Bonus Pool, if any. Notwithstanding anything to the contrary contained herein, under no circumstances shall Employee be paid an amount under the Semi-Annual Bonus Pool and/or the Annual Bonus Pool that when combined with his base salary under paragraph 4 exceeds an aggregate amount of $300,000 on an annualized basis, or a pro-rata lesser amount of $300,000 if less than a full year of Semi-Annual Bonus Pool payments and/or Annual Bonus Pool Payments are made.